Exhibit 99(j)(1)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the references to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Tamarack Funds Trust: Tamarack Treasury Plus Money Market Fund, which is included in Post-Effective Amendment No. 8 to the Registration Statement No. 333-111986 on Form N-1A.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

CHICAGO, ILLINOIS
AUGUST 30, 2006